
<ARTICLE> OPUR3
<LEGEND>
This schedule contains summary financial information extracted from the consolidating balance sheet and consolidating statement of income contained in Form U-3A-2 of EnergyNorth, Inc. for the calendar year ended December 31, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          SEP-30-1995
<PERIOD-END>                               DEC-31-1995
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-ASSETS>                                 129,932
<TOTAL-OPERATING-REVENUES>                      82,310
<NET-INCOME>                                     5,530

